EXHIBIT 21

                   FORT JAMES CORPORATION SUBSIDIARIES (a)(b)
                             AS OF DECEMBER 27, 1998

        Fort James Corporation, a corporation organized under the laws of Virginia, has the following majority-owned subsidiaries:


Name                                               Organized Under the Laws of:
----                                               ---------------------------
Brusara Participacoes, Ltda                        Brazil
Crown Zellerbach AG Zug                            Switzerland
Ecosource Corporation                              Delaware
Fort James Canada Inc.                             Canada
Fort James Communications Corporation              Delaware
Fort James Europe Limited                          United Kingdom
Fort James Export, Ltd.                            U.S. Virgin Islands
Fort James Fiber Company                           Virginia
Fort James France S.A.S.                           France
Fort James Healthcare Management                   Delaware
Fort James Hellas S.A.                             Greece
Fort James International Holdings, Ltd.            Virginia
Fort James Ireland Limited                         Ireland
Fort James Italia S.r.l.                           Italy
Fort James Maine, Inc.                             Maine
Fort James-Marathon, Ltd.                          Ontario
Fort James de Mexico S.A. de C.V.                  Mexico
Fort James Nederland B.V.                          Netherlands
Fort James B.V.                                    Netherlands
Fort James Operating Company                       Virginia
Fort James-Pennington, Inc.                        Alabama
Fort James S.a.r.1                                 Luxembourg
Fort James France s.c.a.                           France
Fort James Services S.N.C.                         Belgium
Fort James S.P.R.L.                                Belgium
Fort James S.P.R.L.S. Com. p.A.                    Spain
Fort James Suomi Oy                                Finland
Fort James Tredegar, Inc.                          Virginia
Fort James UK Limited                              United Kingdom
HAC Holding Corporation                            Delaware
HARCO Trucking Corporation                         New York
Harmon Associates Corporation                      New York
Harmon Associates Ltd.                             Ontario
James River de Mexico, S.A. de C.V.                Mexico
James River Holding de Mexico, S.A. de C.V. Mexico Mexico
Jarapar Participacoes, Ltda.                       Brazil
St. Francis Insurance Company Ltd.                 Bermuda
Sodipan S.C.A.                                     France
West Mason, Inc.                                   Delaware

(a) Certain subsidiaries which, if considered in the aggregate, would not constitute a significant subsidiary are not considered.

(b) Unconsolidated affiliates for which the Company owns, directly or indirectly, 50% or less of the outstanding voting stock and which are not controlled by the Company have been excluded from this listing.

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